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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.'s 33-92708, 33-97050, 333-07631, 333-07641, 33-97048,
333-31913, 333-31915 and 333-00150) and in the Prospectuses constituting part of the Registration Statements on Form S-3 (No.'s 333-16079, 333-24261, and 333-24333) of PlanVista Corporation of our reports dated April 15, 2002 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tampa, Florida
April 15, 2002